UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2014

KVH Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

05-0420589

(IRS Employer

Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 847-3327

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On April 24, 2014, the Board of Directors of KVH Industries, Inc. (the “Company”) amended and restated the Bylaws of the Company, effective immediately. The principal purpose of the amendment was to amend Section 3.13 of the Bylaws to provide for majority voting in uncontested elections for members of the Company’s Board of Directors. Previously, the Bylaws provided for plurality voting in all director elections.

Under the amended Bylaws, a director will be elected if the number of votes properly cast “for” his or her election at a meeting of stockholders exceeds the number of votes properly cast “against” his or her election. Amended Section 3.13 provides that directors will be elected by a plurality of the votes properly cast on the election of directors if the Secretary determines that, as of the date that is ten (10) days before the date on which the Company files with the Securities and Exchange Commission its definitive proxy statement for such meeting of stockholders (regardless of whether thereafter revised or supplemented), the number of nominees for director exceeds the number of directors to be elected. Amended Section 3.13 further provides that the following shall not be votes cast: (a) a share otherwise present at the meeting but for which there is an abstention and (b) a share otherwise present at the meeting as to which a stockholder gives no authority or direction. If directors are to be elected by a plurality of the votes properly cast, stockholders are not permitted to vote against a nominee.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the amended Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Item No.	Description

3.1	Amended and Restated Bylaws of KVH Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.

Date: April 30, 2014	BY:	/s/ Peter A. Rendall
Peter A. Rendall
Chief Financial Officer

EXHIBIT INDEX

Item No.	Description

3.1	Amended and Restated Bylaws of KVH Industries, Inc.